UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 17, 2025
BUTLER NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Kansas
(State or Other Jurisdiction of Incorporation)

0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)

One Aero Plaza, New Century, Kansas (Address of Principal Executive Offices)	66031 (Zip Code)

913-780-9595
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2025, David B. Hayden notified Butler National Corporation (“Company”) of his retirement from the Board of Directors (“Board”), effective that day. His retirement is not due to any disagreement with the Company related to the Company’s operations, policies or practices.
On July 17, 2025, the Board appointed Julie M. Bowen to serve as Chair of the Audit Committee. Ms. Bowen was a member of the Audit Committee at the time of this appointment. Ms. Bowen qualifies as an “Audit Committee Financial Expert” pursuant to Rule 407 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

To eliminate the vacant positions on the Board, the number of director positions on the Board were reduced to five (5), effective July 17, 2025.

On July 17, 2025, the Compensation Committee of the Company approved and adopted changes to the annual base salary and annual cash bonus for Christopher J. Reedy (“Mr. Reedy”). Mr. Reedy’s annual base salary for the Company’s fiscal year ended April 30, 2026, will decrease from $580,000 to $565,000. His annual cash bonus target for fiscal year 2026 will increase from $215,000 to $235,000, up to a maximum potential bonus payment of $390,000, and will be subject to performance goals based on: (1) Company revenue, (2) Company operating income, and (3) other non-financial components.

On July 17, 2025, the Compensation Committee also approved of a restricted stock award to Mr. Reedy valued at $135,000 and effective on July 21, 2025 (the “Award”). The shares of restricted stock awarded are subject to a pro-rata vesting condition and are scheduled to be fully vested on July 21, 2027. The foregoing description of the Award is not complete and is qualified in its entirety by reference to the full text of the Form of Restricted Stock Agreement under the Butler National Corporation 2016 Equity Incentive Plan (“Form of Restricted Stock Agreement”) attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated January 7, 2025. The full text of the Form of Restricted Stock Agreement is incorporated into this 8-K by reference.

On July 17, 2025, the Compensation Committee approved of, and the Company entered into, a severance agreement (the “Severance Agreement”) and change in control agreement (the “Change in Control Agreement”) with Mr. Reedy to replace the similar agreements that expired on April 30, 2025.

The Severance Agreement provides for severance payments equal to 12 months of base salary for an employee whose employment with the Company is terminated without cause, so long as the employee executes a release of claims and complies with all non-compete and non-solicit covenants executed with the Company.

The Change in Control Agreement provides that in the event of a “Change of Control” of the Company followed within two years by (i) the termination of the employee’s employment for any reason other than death, disability, retirement or “cause” or (ii) the resignation of employee due to “good reason,” then the employee will (i) be paid a lump sum cash amount equal to the sum of one and one-half times his highest compensation (salary plus bonus) for any consecutive 12 month period within the previous three years; and (ii) remain eligible for coverage under applicable medical, life insurance and long-term disability plans for two years following termination.

The above description of the Severance Agreement is qualified in its entirety by reference to the Form of Severance Agreement attached hereto as Exhibit 10.2 and is incorporated into this 8-K by reference. The above description of the Change in Control Agreement is qualified in its entirety by reference to the Form of Change in Control Agreement attached hereto as Exhibit 10.3 and is incorporated into this 8-K by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.1	Form of Restricted Stock Agreement under the Butler National Corporation 2016 Equity Incentive Plan, incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K dated January 7, 2025.

10.2	Form of Severance Agreement

10.3	Form of Change in Control Agreement

Exhibit 99	Press release announcing Butler National’s adoption of corporate governance guidelines

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUTLER NATIONAL CORPORATION (Registrant)

July 17, 2025 Date	/S/ Christopher J. Reedy Christopher J. Reedy (Chief Executive Officer, President and Secretary)